DAILY GRILL RESTAURANT MANAGEMENT AGREEMENT

         DAILY GRILL RESTAURANT MANAGEMENT AGREEMENT (this "Agreement") made as of February 5, 2001, between Hotel Restaurants Properties II Management, Inc., California corporation ("Operator"), Grill Concepts Management, Inc., a
California corporation ("Affiliate"), and Handlery Hotel, Inc., a California corporation ("Owner"). The parties each acknowledge that throughout this Agreement, all references to Operator shall be deemed to include both the Operator and Affiliate and that Operator and Affiliate shall each be jointly and severally liable for all obligations of Operator under this Agreement.

                                    RECITALS

     A. Owner is the owner of a full-service hotel (the "Hotel") known as the Handlery Union Square Hotel at 351 Geary Street, San Francisco, CA 94102.

     B. Operator's affiliated parent, Grill Concepts, Inc. ("GCI") owns and operates, among other restaurants, The Daily Grill restaurant chain ("Daily Grill"), and has substantial experience in the management and operation of such restaurants.

     D. GCI owns the uniform restaurant operating system necessary for the establishment and operation of Daily Grill restaurants with distinctive features, equipment, equipment design, menus, food formulas, inventories, manuals, training systems, and accounting systems (collectively, the "Operating System") which restaurant and Operating System are identified by the service and trademarks "Daily Grill" and related words and symbols (collectively, "Existing Marks") identifying the Daily Grill restaurants and their goods and services. GCI has licensed the Operating System and the Existing Marks to Operator.

     E. Subject to the terms and conditions set forth in this Agreement, (i) Owner wishes to retain Operator to act as its exclusive operator of a restaurant located in space at 347 Geary Street, San Francisco, California, as hereinafter more particularly described (the "Managed Outlet") and (ii) Operator desires to accept such retention.

     F. Owner and Operator desire to evidence their agreement with respect to the operation, direction, management, and supervision of the Managed Outlet as more particularly set forth below.

     NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, Owner and Operator agree as follows:

                                    ARTICLE I
                               THE MANAGED OUTLET

         1. Description of Managed Outlet. Owner and Operator acknowledge that the Managed Outlet means the space located at 347 Geary Street, San Francisco, CA 94102, consisting of the ground level and the portion of the basement, all as outlined in Exhibit A attached hereto, including, without limitation, the following:

     A. The non-structural portions of the Managed Outlet, including the interior walls, ceiling and floor (the "Restaurant");

     B. Mechanical systems and built-in installations (the "Installations") serving the Restaurant exclusively or primarily, including, but not limited to, heating, ventilation, air conditioning, electrical and plumbing systems, elevators and lifts, and built-in refrigeration and kitchen equipment to be installed by Operator as provided in Exhibit B attached hereto;

     C. Restaurant furniture, furnishings, wall coverings, floor coverings, window treatments, fixtures and other equipment (the "FF&E")

     D. Chinaware, glassware, silverware, linens, and other items of a similar nature used in the operation of the Managed Outlet (the "Operating Equipment"); and

     E. Stock and inventories of paper supplies, cleaning materials and similar consumable items and food and beverage used in the operation of the Managed Outlet (the "Operating Supplies").

                                   ARTICLE II
                                 OPERATING TERM

         2.1 Term. For purposes hereof, the "Start-up Period" shall be deemed to be the period commencing at the signing of this Agreement and terminating thirty
(30) days after the construction of the "Initial Remodel" (as defined in Exhibit B attached hereto) is completed (as provided in Section 7 of Exhibit B) whereby training of the opening staff for the Managed Outlet can commence ("Effective Date"). The operating term shall commence on the Effective Date and terminate ten (10) years after the Effective Date ("Initial Term"). All references to the "Term" shall mean the Initial Term and if exercised, the Option Term (as defined below).

         2.2 Option to Extend. Operator will have the option to extend this Agreement for an additional five (5) years following the Initial Term ("Option Term") by giving written notice of exercise of such option ("Extension Option Notice") at least two hundred seventy (270) days, but not more than three hundred sixty-five (365) days, prior to the expiration of the Initial Term. The Option Term shall be upon all of the terms and provisions of this Agreement. Operator's option to extend as provided above is conditioned upon satisfaction of the following condition precedents which are for the sole benefit of Owner and may be waived by Owner only in a written notice to Operator:

                           (1) During the twelve month period immediately prior the delivery of the Extension Option Notice the total amount paid to Owner for "Owner's Priority" and "Owner's Additional Payment" (as such terms are hereinafter defined) solely out of the Total Revenues (hereinafter defined) from the Managed Outlet must be at least
         $600,000.00; provided, however, that if the Managed Outlet is closed during such twelve month period due to a force majeure event as provided in Section 16.4 hereof, then the $600,000.00 threshold shall be adjusted and prorated on a daily basis to exclude the days the Managed Outlet was closed for such purpose (for example, if the Managed Outlet is closed for one month to perform seismic work as required by law during such twelve month period, the $600,000 would be prorated over the twelve month period and reduced to $550,000); and

                           (2) Tenant must not be in default under any term or provision of this Agreement on the date of giving an Extension Option Notice, or be in default under any term or provision of this Agreement on the date of the applicable Extension Period is to commence.

                                   ARTICLE III
                     GENERAL OPERATION OF THE MANAGED OUTLET

         3.1. Engagement. Owner engages Operator as an independent contractor for the sole purpose of performing the services described in this Agreement with respect to the Managed Outlet during the Start-Up Period and the Term and Operator agrees to perform the Services on the terms and conditions set in this Agreement. Operator is an independent contractor, and nothing in this Agreement or in the relationship of Owner and Operator shall constitute a partnership, joint venture, agency, or any other similar relationship. Subject to the terms of this Agreement and the applicable Budgets, Operator shall have control and discretion in the operation, direction, management and supervision of the Managed Outlet.

         3.2. Standards. Operator shall operate the Managed Outlet in the same manner as is customary and usual in Operator's other Daily Grill restaurants as of the date hereof and otherwise in conformity with the operation of the Hotel.

         3.3 Consultation. Operator will be available to consult with and advise Owner, at Owner's reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Managed Outlet. Operator shall in all events consult with and obtain the approval of Owner before implementing any material changes in policies and procedures relating to the Managed Outlet.

         3.4 Parking. At no cost or liability to Owner, Owner agrees to cooperate with Operator in Operator's efforts to arrange for parking for its customers. Owner agrees to arrange for three (3) parking spaces at the Hotel parking garage at the market rate charged by the operator of the parking garage and the cost thereof shall be considered an Operating Expense under this Agreement. Except for the three parking spaces referred to above, Operator acknowledges and agrees that Owner has not committed nor is it obligated in the future to commit any parking spaces in the Hotel's parking garage for use by customers or employees of the Operator. All parking expenses incurred by Operator for its customers at the Managed Outlet shall be included in Operating Expenses for the Managed Outlet, if provided in the applicable Budget or otherwise in accordance with a written policy reasonably approved by Owner and Operator.

3.5 Service Exclusivity. Unless otherwise expressly set forth herein, Operator shall have the exclusive right to service all food and beverage operations for guest room service and pool side service for guests of the Hotel, provided Operator is not in default of this Agreement and is open and operating under its permitted trade name at the Managed Outlet and provided that this provision does not violate any federal, state or local law.

         3.6 Restaurant Exclusivity. Provided Operator is not in default of this Agreement and is open and operating under its permitted trade name at the Managed Outlet and provided that this provision does not violate any federal, state or local law, (i) Owner shall not lease any portion of the Hotel for the operation of a restaurant and bar. The following shall not be considered a breach of the exclusivity provisions: (1) any coffee, tea or specialty shop, or
(2) any bagel or bakery type shop. Owner also owns other real property adjacent to and in the vicinity of the Hotel, including, without limitation, Lefty's O'Douls where a full service restaurant and bar are operated. Operator acknowledges and agrees that this exclusivity only applies to the Hotel but not to such other property. Owner shall not be in breach of the exclusivity provisions of this Section 3.6 until after Operator has provided written notice of such breach to Owner and Owner does not cure such breach within sixty (60) days after receipt of such notice. After notice of a breach by Owner under this
Section 3.6 and the expiration of the applicable cure period, Operator shall have the right to injunctive relief against Owner for such breach.

         3.7 Owner Services. At its expense, Owner agrees to provide periodic inspection and to the extent necessary repair and maintenance to the roof of the Building containing the Managed Outlet and to the foundation and exterior structural load bearing walls to the Building containing the Managed Outlet, except for the storefront of the Managed Outlet which shall be maintained by Operator as an Operating Expense. Owner will perform such services at such intervals and in such manner as Owner determines in its sole and absolute discretion to be appropriate under the circumstances.

                                   ARTICLE IV
                          GENERAL SERVICES BY OPERATOR

         4.1 General Services. During the Term, Operator covenants and agrees to provide the following services in accordance with the Budgets (as defined in Section 9.4) and the other applicable provisions of this Agreement:

                  A. Meals. Provide first class breakfast, lunch, dinner and banquet operations, same to be comparable to other Daily Grill operations seven (7) days each week, three hundred sixty-five (365) days a year during the hours from 7:00 a.m. to at least 10:00 p.m. Operator shall be permitted, but not obligated, to increase the hours of operation comparable to other comparable full service restaurants within 1.0 mile of the Hotel. The menu and pricing for the Managed Outlet and banquets shall be at prices comparable to other Daily Grill locations, adjusted for local market conditions, and subject to the prior reasonable approval of Owner.

                  B. Banquets and Catering. Provide first class food and beverage service for banquet and catering events at Operator's standard menu pricing, subject to the reasonable prior approval of Owner, for any events scheduled by the Hotel. Operator shall add a fixed eighteen percent (18%) service charge to all banquet checks.

                           1. Booking. Owner shall book all banquets, meetings and special events for the Hotel, provided that Operator may, as long as there are no scheduling conflicts with then existing bookings made by Owner, book an event 30 days or less in advance (unless otherwise mutually agreed in writing by the parties) for the banquet room in the Hotel. In such event and upon Owner's request, within five (5) days of such request, Operator must provide Owner with a professionally written proposal specifying the pricing and banquet menu items to be provided to the Hotel client. If Owner does not accept such proposal in the exercise of its reasonable judgment, Operator will not have to provide such banquet service for such Hotel client and Owner will be free to contract for such service with any other party. Operator shall provide such service at a cost to the Hotel guest that is reasonable and competitive for comparable service, quality and appearance.

                           2. Owner's Termination Right. Owner may terminate Operator's right to provide banquet services or use or book banquets if Operator fails to perform or provide room service, poolside service, or banquet service as and when required under this Agreement (an "Operator Failure") on three or more occasions. Owner must provide written notice to Operator of each Operator Failure within ten (10) days of the occurrence of same.

                           3. Union Activity. Owner's employees at the Hotel are members of and represented by various unions under collective bargaining agreements affecting Owner and its operations at the Hotel. If picket lines or boycotts are established or conducted or carried out against Operator or its employees for more than thirty (30) consecutive days in an effort to compel Operator to hire union employees at the Managed Outlet or have Restaurant Employees (hereinafter defined) at the Managed Outlet be represented by a union, due to Restaurant Employees delivering food and beverages to guests of the Hotel as part of the room or poolside service or banquet service for the banquet room in the Hotel, Owner and Operator each reserves the right after at least sixty (60) days prior written notice to the other to discontinue such service; however, Operator shall still be obligated to prepare food and beverage for such service and Owner will arrange for delivery to the particular guest at the Hotel or banquet room. If such delivery service is discontinued, then Operator shall not be entitled to the gratuity or delivery charges referred to in Section 4.1C below. In such event, Owner reserves the right to charge the guest(s) gratuity and delivery charges in such amount as Owner deems appropriate, which charges shall be retained by Owner but shall not be considered an Operating Expense or part of Total Revenues or Net Operating Income.

                  C. Room Service Hours. Commencing thirty (30) days after the initially opening of business to the general public, Operator shall provide first class room service operations for breakfast, lunch and dinner between the hours of 7:00am and 10:00pm, seven (7) days each week, three hundred sixty-five (365) days a year. Room service menu prices shall be based on local market conditions, but not greater than fifteen percent (15%) above the prices for similar items in the Hotel dining room menu without the prior written consent of Owner. A fixed gratuity based on local market conditions, not to exceed eighteen percent (18%), plus a $1.50 delivery charge may be charged on all room service orders and will be clearly indicated on the Hotel guest check. The delivery charge may be increased annually by an amount equal to the Consumer Price Index [All Urban Consumers] (base year 1993-95 = 100) for the San Francisco-Oakland-San Jose CMSA published by the United States Department of Labor, Bureau of Labor Statistics ("CPI") increase for such period. If such index is discontinued or revised during the term of this Agreement, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if such index had not be discontinued or revised. The room service operation shall also include servicing the poolside area.

                           1. Room Service Menu. The room service menu may be changed as Operator determines to be appropriate, but only after any change is approved in writing by Owner, which approval shall not be unreasonably withheld. The cost of printing the room service menus will be charged as an Operating Expense to the Managed Outlet.

                           2. Door Hangers. Breakfast door hangers shall be of a type and design reasonably approved by Owner and Operator. The cost of printing the door hangers shall be paid by the Hotel for the first two printings each year; any additional printings shall be an Operating Expense to the Managed Outlet.

                           3. Scope of the Service. Operator shall be responsible for delivering and retrieving all room service items when the guest is finished with the meal in a reasonable timely fashion customary in a hotel operation. Room service trays will be picked-up no later than 30 minutes after notification to Operator. No plastic or disposable utensils, condiments or paper napkins may be used except for "to go" or poolside service unless otherwise specified herein.

               D. Poolside Service. Provide food and beverage service to the poolside lounge in the Hotel. Operator shall utilize the same china and silver, except as may be prescribed by law, with the exception of glassware and bottles which are prohibited in the pool area. If requested by Owner, the cost of installing a phone line in the pool area will be included in the Initial Remodel of the Managed Outlet.

               E. Training. Recruit, train, direct, supervise, employ and dismiss on-site staff Restaurant Employees (as defined in Section 5.2 hereof) for the operation of the Managed Outlet, and provide such corporate supervisory personnel as it deems necessary at its corporate offices to oversee management of the Managed Outlet.

               F. Marketing. Develop and implement advertising, marketing, promotion, publicity and other similar programs for the Managed Outlet, in accordance with this Agreement and the Budgets or as otherwise approved by Owner.

               G. Service and Supply Contracts. Negotiate and enter into contracts for the provision of services to the Managed Outlet similar to the contracts of other Daily Grill restaurant locations;

               H. Licenses. Apply for, process and take all necessary steps to procure and keep in effect in Operator's name all licenses and permits required for the operation of the Managed Outlet.

               I.  Purchases.   Coordinate  the  purchase  all  FF&E,  Operating
          Equipment and Operating Supplies necessary for the operation of the Managed Outlet.

               J.   Miscellaneous   Service.   Provide  routine  accounting  and
          purchasing services as required in the ordinary course of business of the Managed Outlet.

               K. Maintenance Standards.  Maintain the Restaurant in first class condition and state of repair comparable with other Daily Grills as of the date hereof and in compliance with all applicable laws, ordinances, regulations, rulings and orders of governmental authorities and the requirements of all permits and licenses, including without limitation liquor licenses.

               L. Construction Work. Represent Owner in connection with the making of any capital improvements to the Restaurant or the renovation, refurbishment, re-fixturing and re-equipping of the Restaurant, including without limitation the Initial Remodel (as defined in Exhibit B to this Agreement), and to that end and subject to the prior written approval of Owner in each instance, negotiate and enter into agreements for architectural, engineering, testing, consulting and construction services.

               M. Other Services. Provide such other services as are required under the terms of this Agreement.

               N. Discounts. Provide a 20% discount from applicable menu prices to employees of Owner dining at the Managed Outlet, provided this discount shall only apply to a maximum of $3,000 of Owner employee expenditures per month (i.e., a maximum discount of $600 per month).

               O. Customer Dispute Resolution. Resolve customer complaints, in its reasonable discretion, in accordance with its customary good business practices with an emphasis on customer satisfaction. Should customer complaints occur frequently, Operator agrees to develop a satisfactory policy to resolve complaints.

               P. Rules and Regulations. Abide by the Owner's Rules and Regulations as described in Exhibit D.

               Q. Discharge of Duties. Discharge its duties under this Agreement using a standard of diligence customary for operators of similar properties with the objective of maximizing Total Revenues (as hereinafter defined) and Net Operating Income (as hereinafter defined) consistent with the requirements of the Budgets.

               R. Hotel Coupons. Honor food and beverage coupons sponsored by the Hotel, subject to reimbursement by Owner to Operator at a redemption value reasonably determined by written agreement between Owner and Operator.

               S. Cooperation. Cooperate with Owner in resolving any disputes with guests of the Hotel regarding charges for food, beverage or service provided by Operator, whether for room, poolside or banquet service. Owner shall have the right to settle any such dispute by discharging, writing-off or crediting such guest with all any part of the cost of such service, not to exceed $500.00 in the aggregate for all such disputes each month. Owner agrees to use its good faith efforts to notify Operator of any such settlement on a daily basis if reasonably practicable, which notice may be done verbally with Operator at the Managed Outlet. Operator must check with Owner to ascertain whether a guest of the Hotel has room charging rights (which check may be done through the computer interface between the Managed Outlet and the Hotel). If Operator accepts a room charge by a guest of the Hotel that was not granted room charging rights, Owner shall not be responsible for the payment of any room charge by such party, the amount of the room charge shall not be included in Total Revenues, but the cost thereof will be an Operating Expense.

     4.2. Hotel Room Discounts. Owner agrees to provide to employees of Operator with Hotel guest rooms at the then applicable discount rate available to employees of Owner, as such rate may change from time to time, if Owner confirms that rooms are available or are not projected or anticipated to be sold out for the desired evening.

     4.3 Reconciliation of Charges. All charges for food and beverage service under this Agreement (including, but not limited to, guest room charges, banquet charges, Owner charges, coupons, programs and vouchers) sponsored by the Owner and honored by the Operator shall be reconciled daily. All room service, poolside service, and other non-cash purchases shall be reported by Operator to Owner on a daily basis. Within five (5) days after the end of every calendar month, Operator shall report all charges for the prior month for room service, poolside service, banquets, Owner charges and other special services for food and beverage provided to guests of the Hotel which report shall be subject to review and confirmation by Owner. Within seven (7) days after receipt of such written statement, Owner shall provide a reconciliation statement of all such charges and the net amount that is due to Operator along with a check for the payment due to the Operator. Operator shall have the right to audit any reductions to such charges as presented by Owner. Owner shall reimburse Operator on a monthly basis for Operator's provision of non-cash charges for room service, poolside service, corporate lounge, banquet services and other services; provided, however, that if there is insufficient Net Operating Income (before payment of Operator Fees) from the Managed Outlet to pay the Operator Fees each month, then the parties agree to cooperate with each other in structuring such a payment every two weeks until there are sufficient Net Operating Income (before payment of Operator Fees) to at least pay for the Operator Fees.

     4.4 Computer Interfacing. Owner and Operator shall cooperate with each other so that all of Owner and Operator's hardware and software shall interface with each other. The cost to interface the Managed Outlet point of sale system with the Hotel property management system shall be included in the Initial Remodel. If a party makes a change to its system that will require changes to the interface, the party making the change shall bear the cost. If both Owner and Operator make a change to its system, the parties shall share the cost of such change. Operator's cost shall be an Operating Expense to the Managed Outlet.

     4.5 Operator Representative. Operator shall identify a member of the Operator management team to communicate with Owner and coordinate agreed upon services at such times as shall be convenient to both parties.

     4.6 Hotel Operations. Operator agrees to allow Owner the opportunity to familiarize and inform the Restaurant Employees and staff of the Hotel's operations at times convenient to Operator and Owner.

     4.7 Marketing Cooperation. Operator shall cooperate with Owner in the marketing and promotion of the restaurant in the Owner's marketing materials. The cost of Owner's marketing materials will not be included as Operating Expenses to the Managed Outlet.

     4.8. Pre-Opening Services. The parties acknowledge and agree that in order to position the Managed Outlet to function in an orderly and appropriate manner from and after the commencement of the Initial Term, Operator shall during the Start-Up Period perform the services set forth in Sections 4.1A through 4.1S to the extent necessary or desirable to prepare and organize the Managed Outlet for its opening (collectively, "Pre-Opening Services"), including without limitation preparing for Owner's approval an operating budget and a capital budget for the Managed Outlet during the Start-Up Period (the "Initial Budgets"). Initial Budgets shall include without limitation FF&E expenditures and the Initial Remodel, which Initial Budgets shall be initially prepared and delivered to Owner for Owner's review.

     4.9 Sidewalk Elevator. There currently exists a freight elevator providing elevator service from the sidewalk in front of the Managed Outlet to the basement which should be used by Operator for delivery of goods and materials. At its expense, Operator covenants and agrees to repair, maintain and replace (as necessary) such elevator and related equipment (including, without limitation, the cover on the sidewalk) and elevator shaft in good condition, which costs shall be included as an Operating Expense. Operator covenants and agrees to have such elevator and equipment inspected and obtain all permits and licenses for the operation thereof, including any and all inspections and licenses required from any governmental authority. Operator shall deliver a copy of all such inspections and licenses to Owner promptly after receipt by Operator. Operator shall have the exclusive right to use such elevator for its business at the Premises. Owner shall have the right inspect such elevator at any time. The street elevator shall remain in a down position when not in use, except due to repairs, deliveries or causes beyond the Operator's control. As soon as is commercially reasonable after the date this Agreement is fully executed and delivered by the parties, Owner will make all repairs to the sidewalk elevator so that it is in good working condition and in compliance with all applicable laws as of the date hereof.

         4.10 Opening. Operator agrees to perform the services required of it under Exhibit B to cause the Initial Remodel to be completed as soon as is commercially reasonable after the date of this Agreement.

         4.11 Alterations. After completion of the Initial Remodel, Operator shall not make any alterations, additions or improvements (collectively, "alterations") to the Managed Outlet, or any part thereof, without the written consent of Owner, which shall not be unreasonably withheld, unless any such alteration may trigger or require any other work in the Hotel in which case, Owner may withhold its approval in its sole and absolute discretion. Notwithstanding the foregoing, Operator shall be permitted, without Owner's prior written consent but only to the extent the cost is included in the applicable Budget approved by Owner, to construct a minor alteration that (a) will be done and affects only the inside of the Managed Outlet, (b) does not affect or alter any structural parts of the Managed Outlet or the building or the storefront of the Managed Outlet, (c) does not alter or affect the roof of the building containing the Managed Outlet or any alarm, life safety, HVAC, electrical or mechanical system for any portion of the Hotel, (c) does not cost for any individual alteration more than $30,000.00; (e) does not require a building permit; and (f) will not trigger or require any other work at the Hotel to comply with any law nor or hereinafter in effect (herein referred to as a "Minor Alterations"). Any alterations shall be completed in accordance with the such reasonable rules, regulations and requirements of Owner at the time, including, without limitation, the following:

          (a) Prior to commencement of any work of alteration, Operator shall submit detailed plans and specifications, including working drawings (hereinafter referred to as "Plans"), of the proposed alterations, which shall be subject to the consent of Owner;

          (b)  No  alterations   shall  be  commenced  without  Operator  having
     previously obtained all appropriate permits and approvals required by and of governmental agencies;

          (c) All alterations shall be performed in a skillful and workmanlike manner and pursued with diligence in accordance with the Plans previously approved by Owner and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;

          (d) Operator must obtain the prior written reasonable approval from Owner for Operator contractor before the commencement of the work.
     Operator's contractor shall maintain all of the insurance reasonably required by Operator, including, without limitation, commercial general liability and workers' compensation; and

          (h) The alterations must be performed in a manner such that they will not interfere with the quiet enjoyment of the other guests, occupants and tenants in the Hotel. No construction work may be done before 9:00 a.m. or after 8:00 p.m., except that certain preparatory work that will not disrupt guests or cause excessive noise, such as taping or covering walls, ceilings and floors, may be done before 9:00 a.m. but not before 7:30 a.m.

         4.12 Hotel Work. Owner agrees to use its commercially reasonable efforts not to materially and unreasonably interfere with the operation of the restaurant in the Managed Outlet when making repairs and maintenance to the Hotel to the extent practicable given the nature and extent of the work to be done, except in cases of an emergency; however, Owner shall not be obligated to incur any additional expense in connection therewith or schedule work outside of the normal hours when work would be done at the Hotel.

                                    ARTICLE V
                             AGENCY; HOTEL EMPLOYEES

         5.1. Independent Contractor. In the performance of its duties as operator of the Managed Outlet, Operator shall act solely as an independent contractor, and not as agent or employee of Owner. Nothing in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Owner and Operator. Except as otherwise expressly provided in this Agreement, (a) all debts liabilities, and/or obligations of any nature to third persons incurred by Operator in the course of its operation and management of the Managed Outlet in accordance with the provisions of this Agreement shall be the debts and liabilities of Operator only and (b) Owner shall not be liable for any such debts, liabilities and/or obligations, except as expressly provided in
Section 8.1 for maintenance of Working Capital.

         5.2. Employees. Notwithstanding anything contained in Section 5.1 to the contrary, all employees at the Managed Outlet shall be employees of Operator or its Affiliate ("Restaurant Employees"). Operator or its Affiliate shall pay all wages and benefits of Restaurant Employees directly and all compensation of Restaurant Employees shall be an Operating Expense (as defined in Section 11.2). All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the responsibility of Operator, who is, in all respects, the employer of such employees. All employment arrangements of Operator or its Affiliate are therefore solely its concern, and Owner shall have no liability with respect thereto, including, without limitation, any liability to any party for any unpaid, unfunded, or accrued liabilities under any pension, profit sharing or other plan covering the employees of Operator. Operator or its Affiliate will arrange to obtain and maintain employer liability insurance, as provided in Article XIII, with a deductible of not more than $25,000.00.

         5.3. Employee Benefits. Operator may enroll the Restaurant Employees in pension, medical and health, life insurance and similar employee benefit plans substantially similar to corresponding plans implemented in other Daily Grills and/or other first class restaurants located within the same geographical area of the Hotel. Such plans may be joint plans for the benefit of employees at more than one facility owned, leased or managed by Operator and/or its respective affiliates. Employer contributions to such plans (including any withdrawal liability incurred upon termination of this Agreement) and reasonable administrative fees which Operator may expend in connection therewith shall be deemed an Operating Expense to the extent provided in the Budget approved by Owner and Operator. The administrative expenses of any joint plans will be equitably apportioned by Operator among others of Operator's properties covered by such plan.

     5.4. Hotel Rooms. Owner agrees to provide Operator at no cost to Operator, with a maximum of ninety (90) room nights (including only room and applicable tax), at the Hotel during the Start-up Period for the purpose of housing Operator's representatives who are responsible for supervising the construction, opening, and training of employees of the Managed Outlet, if Owner confirms that rooms are available for the desired evening. Following the end of the Start-up Period, Hotel agrees to provide Operator twenty (20) room nights (including only room and applicable tax) at the Hotel during each twelve (12) month period during the Term, if Owner confirms that rooms are available for the desired evening, solely for use by employees of Operator for the purpose of enabling such representatives to monitor continuing employee training and supervision.

     5.5. Compliance with Laws. During the Term and the period of the Start-up Period when Operator is using the Managed Outlet for the training of the opening staff, Operator, but not Owner, shall be liable for any failure of the Managed Outlet to comply with any federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees affecting labor union activities, civil rights or employment in the United States, including, without limitation, the Civil Rights Act of 1870, 42 U.S.C.ss.1981, the Civil Rights Acts of 1871, 42 U.S.C.ss. 1983 the Fair Labor Standards Act, 29 U.S.C.ss.201, et seq., the Civil Rights Act of 1964, 42 U.S.C.ss.2000e, et seq., as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C.ss.621, et seq.,the Rehabilitation Act, 29 U.S.C.ss.701, et seq., the Americans With Disabilities Act of 1990, 29 U.S.C.ss.706, 42 U.S.C.ss.12101, et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.301, et seq., the Equal Pay Act, 29 U.S.C.ss. 201, et seq., the National Labor Relations Act, 29 U.S.C.ss.151, et seq., and any regulations promulgated pursuant to such statutes (collectively, as amended from time to time, and together with any similar laws now or hereafter enacted, the "Employment Laws").

     5.6. Employment Policies. Operator shall from time to time develop and implement policies, procedures and programs for the Managed Outlet (collectively, the "Employment Policies") reasonably designed to effect compliance with the Employment Laws. The Employment Policies shall be consistent with industry standards from time to time for reputable hotel management companies.

    5.7. Employment Insurance. Operator shall make all determinations with respect to the desirability of maintaining Employment Practices Liability Insurance ("Employment Insurance") for the benefit of Owner and/or Operator, subject to the requirements that Operator must maintain the insurance specified in Article XIII hereof. The premium for such insurance (or an allocable amount in the event that more than one hotel is covered by such policy) shall be an Operating Expense to the extent such type of insurance is contained in the approved Budget with changes in the premium as may occur from time to time.

                                   ARTICLE VI
                               PROVISION OF FUNDS

     6.1. Funding. Operator shall not be deemed to be in default of its obligations under this Agreement to the extent it is unable to perform any obligation due to the lack of available funds from the operation of the Managed Outlet, except as provided to the contrary for the parties to make payments required under this Agreement, including, without limitation, in section 8.1 hereof

     6.2. No Obligation. Unless otherwise expressly specified herein, Owner shall in no event be required to advance any of its funds for the operation of the Managed Outlet, except as provided in section 8.1 hereof.

                                   ARTICLE VII
                               DAILY GRILL LICENSE

         7.1 Definitions. In addition to the definitions set forth elsewhere herein, the terms set forth in this Article VII will have the meanings set forth below:

          A. "License Rights" mean, collectively, the Operating System, the Existing Marks, and the Marks defined in B below.

          B. "Marks" mean, collectively, the Existing Marks and such other tradenames, service marks, logo types, trade symbols, emblems, signs, logos, insignias, trademarks, designs, patents and copyrights as Operator, Affiliate and/or GCI owns or may hereafter acquire, develop, or adopt or designate for use in conjunction with the Operating System.

         7.2. License and Use. Upon the terms and conditions set forth herein, Operator grants to Owner, and Owner accepts from Operator, the right, license, and privilege of utilizing the License Rights during the Term solely and only in connection with operation of the Managed Outlet and the Hotel and with reference to any use of the License Rights not in the ordinary course of business of the Hotel, only in such manner as Operator approves in writing. Owner will not make or authorize any direct or indirect use of any of the License Rights other than directly in connection with operation of the Managed Outlet and the Hotel, and with reference to any use of the License Rights not in the ordinary course of business of the Hotel, only in such manner as Operator approves in writing. The Operator hereby approves the use by Owner in the Hotel of signs, pictures and posters advertising the presence of the Managed Outlet in the Hotel, and the inclusion in Hotel advertising and promotional materials of reference to the Managed Outlet, provided such signs, pictures, posters advertising and promotional material is in keeping with the quality of a Daily Grill and have been approved in writing in advance by Operator, which approval shall not be unreasonably withheld or delayed. The license granted hereby shall be effective only during the Term of this Agreement and shall automatically end on the expiration or earlier termination of this Agreement.

         7.3. Reservation of Rights. Owner acknowledges and agrees that the License Rights shall at all times during the Term be the sole and exclusive property of Operator, except for any equipment, equipment design and inventories falling within the definition of Existing Marks (as defined in Recital D) that belongs to Owner as long as all noticeable physical proprietary Marks are removed by Owner when this Agreement is terminated. Operator expressly retains and reserves all rights in and to each of the License Rights, subject only to the rights specifically granted to Owner in this Agreement. Owner further acknowledges and agrees that it has been granted the use of the License Rights solely for the duration of the Term and only in conjunction with the Managed Outlet and the Hotel, and that nothing in this Agreement is intended nor does it convey any transfer or sale to Hotel of any of the License Rights. Nothing contained in this Agreement shall be construed to prevent Operator from granting any other licenses for the use of any or all of the License Rights at any other location, or from utilizing any of the License Rights in any manner, whatsoever; provided, however, that (a) Operator shall not license or operate any Daily Grill restaurant located within 0.5 miles of the Hotel, or (b) Operator shall not use the License Rights in such a way as could materially and adversely affect Owner or the Hotel. Owner acknowledges that it will not acquire any rights whatsoever in any goodwill and/or proprietary marks of Operator and/or GCI, including any of the License Rights, as a result of the Hotel's use thereof, except as specifically set forth herein. Owner agrees that it shall not, during the Term or thereafter, take any actions that encumber or transfer the ownership by Operator and/or GCI of such proprietary marks, including the License Rights or the validity thereof; provided, however, that Owner may encumber its interest under this Agreement without the consent of Operator.

         7.4 Limitation on Use. Owner agrees at all times during the Term to use the License Rights only in conjunction with the Hotel and Managed Outlet and in the specific manner provided herein.

                                  ARTICLE VIII
                        WORKING CAPITAL AND BANK ACCOUNTS

         8.1. Working Capital. Operator shall provide a sufficient amount of initial working capital for the Managed Outlet, as determined in the reasonable discretion of Owner and Operator (the "Initial Working Capital"), which is included in Pre-Opening Costs and which may include opening inventory purchases, and such Initial Working Capital may be funded from the initial Total Revenues from the Managed Outlet to the extent not paid out of Pre-Opening Costs. Thereafter, funds sufficient in amount to constitute normal working capital for the uninterrupted and efficient operation of the Managed Outlet, in an amount approved by the parties and contained in the Budget, shall be maintained from Total Revenues. If during a month there is insufficient Working Capital to pay for Operating Expenses, excluding the Operator Fees, Owner Priority and other deferred fees and payments to Operator or Owner, then each party agrees to pay for one-half of the required Working Capital to pay for such Operating Expenses and such payment shall be made by each party within ten (10) days after request by Operator and approved by Owner (such payment by each party shall be referred to herein as the "Working Capital Advance"). Notwithstanding anything to the contrary in this Agreement, all Working Capital Advances shall be repaid on a prorata basis to each party out of Total Revenues as an Operating Expense and such payment shall be made prior to the payment of the Operator Fees or Owner Priority and other deferred fees and payments to Operator or Owner.

         8.2. Agency Account and FF&E Reserve Account. All funds received by Operator in the operation of the Managed Outlet, including working capital furnished by Owner, shall be deposited in a special account or accounts bearing the name of the Managed Outlet (the "Agency Account") in such federally insured bank, savings and loan or trust company as may be selected by Operator and reasonably approved by Owner. Any successor or substitute bank, savings and loan or trust company shall be selected in the same manner. From the Agency Account, Operator shall pay all Operating Expenses (as hereinafter defined) and other amounts required to be paid by Operator under this Agreement. In addition to the Agency Account, an account shall be established at the same institution as a reserve for replacements, substitutions and additions to the FF&E (the "FF&E Reserve Account") as provided in Article XII hereof.

         8.3 Use of the Accounts. The Agency Account and the FF&E Reserve Account shall be in the name of Operator as agent for Owner and shall be under the control of Operator. Checks or other documents of withdrawal shall be signed only by representatives of Operator, provided that such representatives shall be bonded or otherwise insured in a manner reasonably satisfactory to Owner. The premiums for bonding or other insurance shall be an Operating Expense except for premiums for bonding off-site executive employees of Operator. Upon the expiration or termination of this Agreement, all remaining amounts in the Agency Account and the FF&E Reserve Account after satisfying the obligations hereunder to Operator shall be transferred to Owner.

                                   ARTICLE IX
                     BOOKS, RECORDS AND STATEMENTS; BUDGETS

     9.1. Books and Records. Operator shall keep full and accurate books of account and other records reflecting the results of the operation of the Managed Outlet in accordance with GAAP, or in such other method approved by each party. Except for the books and records which may be kept in Operator's home office or other suitable location to each party pursuant to the adoption of a central billing system or other centralized service, the books of account and all other records relating to or reflecting the operation of the Managed Outlet shall be kept at the Managed Outlet and shall be available to Owner and its representatives, at Owner's expense, at all reasonable times for examination, audit, copy, inspection and transcription. All of such books and records shall be the property of Owner. Upon any termination of this Agreement, all of such books and records shall thereafter be available to Operator at all reasonable times for inspection, audit, examination and transcription for a period of three
(3) years.

     9.2. Monthly Reports. Operator shall deliver to Owner within thirty (30) days after the end of each period the following items (collectively, the "Monthly Reports"):

                  A.       An income and expense statement for such month; and

                  B. Such other monthly reports as Owner may reasonably request and as are customarily provided by managers of similar restaurant facilities in the area of the Hotel or if not customarily provided by managers of similar restaurant facilities, Operator will provide such additional reports at Owner's expense (not to exceed the actual cost incurred by Operator to provide such report).

The Monthly Reports shall be prepared in accordance with the GAAP or such other method approved by each party. Owner agrees that the Monthly Reports may be prepared on a consistent basis for periods other than one month (an "Operator's Reporting Period").

     9.3. Annual Reports. Year-end financial statements for the Managed Outlet shall be prepared by Operator and, if requested by Owner, certified by an independent certified public accountant selected by Operator and approved by Owner as an Operating Expense; however, Owner may require that the year end financial statements be certified by an independent certified public account selected by Owner without Operator's approval and the cost of such certification shall be at Owner's expense. Operator shall cooperate in all respects with such accountant in the preparation of such statements.

     9.4. Budgets. On or before December 1 of each year during the Term, Operator shall submit to Owner for the next fiscal year the following items (collectively, the "Budgets"):

          A. An operating budget (the "Operating Budget") setting forth in reasonable line-item detail the projected income from and expenses of all aspects of the operations of the Managed Outlet;

          B. A capital budget (the "Capital Budget") setting forth in reasonable line-item detail proposed capital projects and expenditures for the Managed Outlet including but not limited to FF&E expenditures;

          C. A cash flow forecast (the "Cash Flow Forecast") setting forth in reasonable line-item detail, the proposed cash flow for the managed Outlet for the next year;

          D. Such other reports or projections  as Owner may reasonably  request
     and  as  are  customarily   provided  by  managers  of  similar  restaurant
     facilities in the geographical location of the Hotel.

The Budgets shall be prepared in accordance with standard financial reporting and budgeting practices consistent with other Daily Grill operations, but subject to the reasonable approval of Owner.

     9.5. Budget Operation. Upon approval of the Budgets by Owner, Operator shall cause the Managed Outlet to be operated substantially in accordance with the Budgets. Nothing in this Section 9.5 shall be deemed in any way to limit the provisions of Article VI above.

     9.6. Temporary Budget Operation. If the Budgets (or any component of the Budgets), have not been approved by Owner prior to the first day of any applicable fiscal year, then, until approval of the Budgets (or such components) by Owner, Operator shall cause the Managed Outlet to be operated substantially in accordance with the such prior year's Budgets except for, or as modified by,
(a) those components of such Budgets for the applicable fiscal year approved by Owner, (b) the mandatory Operating Expenses which shall be paid as required and
(c) the emergency Operating Expenses which shall be paid as required.

                                    ARTICLE X
                           MANAGEMENT AND LICENSE FEES
                       AND PAYMENTS TO OPERATOR AND OWNER

         10.1. Operator Fees. Subject to the repayment of all Working Capital Advances made by each party, Operator shall receive, on a monthly basis from and after the completion of the Initial Remodel and the date that Operator has opened for business to the general public and continuing until the expiration or earlier termination of the Term, the following fees to be distributed from the Agency Account for services rendered under this Agreement: (i) a management fee (the "Management Fee") equal to 4% of Total Revenues, and (ii) a license fee (the "License Fee") equal to 2% of Total Revenues. For the purpose of this Agreement, the combined Management Fee and License Fee shall be defined as "Operator Fees". If there is not sufficient Net Operating Income (as defined herein) to pay the Operator Fees, the unpaid fees will not be then paid and will be deferred for future payment without interest ("Deferred Operator Fees") as provided for herein.

         10.2 Owner Priority. Subsequent to the payment of the Operator Fees and any Deferred Operator Fees (if any), Owner shall receive $27,125 per month or $325,500 per year ("Owner Priority"). If there is not sufficient Net Operating Income to pay the Owner Priority in any month, the unpaid amount shall be deferred for future payment without interest ("Deferred Owner Priority") as provided for herein.

         If at any time following completion of the first year of operation, there is not sufficient Net Operating Income (before payment of the Owner Priority) in any month to pay the Owner Priority, Operator will defer its Management Fee for that month to the extent of any shortfall in Net Operating Income available to pay the Owner Priority ("Operator Shortfall Payment"). The Operator Shortfall Payment shall be added to the then current balance of the Deferred Operator Fees, same to be paid as provided for herein.

         10.3. Incentive Fee and Additional Payment. Out of the Net Operating Income for each month, Operator (in addition to the Operator Fees) shall be entitled to 25% ("Operator Incentive Fee") and Owner shall be entitled to 75% ("Owner Additional Payment") of the Net Operating Income (as defined in Section 10.3) for such monthly basis. The payments hereunder shall not be made until there is $50,000.00 in working capital maintained in the Agency Account and after payments are made to the FF&E Reserve Account. The payments to each party hereunder will be made within 30 days after the end of each month based on the Net Operating Income and payments referred to above for the prior month. The payments under this section are subject to an annual reconciliation as provided in Section 10.5 below.

                  As long as there is any Owner Additional Development Cost (as defined within Exhibit B of this Agreement) outstanding, then the Operator Incentive Fee will be reduced from 25% to 20%; the 5% reduction in the Operator Incentive Fee will be applied to repay the then outstanding Owner Additional Development Cost without interest. Once the entire then outstanding Owner Additional Development Cost is repaid, the Operator Incentive Fee will be increased to 25% of Net Operating Income.

         10.4. Payments. In each month during the Term, Operator shall be paid out of the Agency Account the Operator Fees and any Deferred Operator Fees, and Owner shall be paid out of the Agency Account the Owner Priority and any Owner Deferred Priority for the preceding month, as determined from the monthly income and expense statement approved by each party. The foregoing payments are in addition to the payments payable under Section 10.3 above. Such Payments shall be made by Operator upon delivery of the income and expense statement for such month showing the computation of Total Revenues and Operating Expenses for such month. Such statement and payments due the parties hereunder shall be delivered by Operator within thirty (30) days after the end of each month and shall be based on the Net Operating Income and payments referred to above for the prior month.

         10.5. Annual Adjustments. Within sixty (60) days after the end of each fiscal year and following receipt by Owner of the annual audit set forth in
Section 9.3 (which must be done within said 60 day period), an adjustment will be made, if necessary, based on the audit such that Operator and Owner shall have received the accurate amount due under this Agreement for such fiscal year. Within thirty (30) days of receipt by Owner and Operator of such audit, Owner and Operator shall either (a) place in the Agency Account any excess amounts Operator or Owner may have received during such calendar year or (b) pay out of the Agency Account any amount due a party for such period. At the expiration or earlier termination of this Agreement, all remaining funds in the Agency Account shall be promptly transferred to or as directed by Owner after all Operating Expenses and sums due the Operator and Owner have been paid.

                                   ARTICLE XI
                               CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the meaning as described below:

         11.1.    Definitions.
                  -----------

                  A. Total Revenues. The term "Total Revenues" shall mean all income, revenue and proceeds in the broadest sense, resulting from the operation of the Managed Outlet and all of its facilities (net of rebates, refunds and overcharges of revenues not known at the time of sale but adjusted at a later date) which are properly attributable under the Uniform System to the period in question. Subject to Section 11.1B, Total Revenues shall include, without limitation, all amounts derived from:

          (i) The rentals of banquet or other facilities of the Managed Outlet;

          (ii) The sale of food and beverage whether sold in a bar, lounge or restaurant, delivered to a guest room, sold through an in-room facility in the Managed Outlet or vending machines in the Managed Outlet, provided by Operator in the banquet room or sold through catering operations;

          (iii) Charges for other Managed Outlet services or amenities;

          (iv) The proceeds of business interruption or similar insurance calculated upon income or similar revenue;

          (v) the gross amount received by Operator from all catering either prepared at the Managed Outlet or prepared elsewhere pursuant to orders received at the Managed Outlet, including, without limitation, all deposits to the extent not refunded to customers; and

          (vi) all orders taken in or from the Managed Outlet which Operator would in the normal course of operations credit or attribute to the sale of food, beverages, goods, merchandise and other items and services sold in or at the Managed Outlet even though such orders may be filled elsewhere.

          B. Exclusions from Total Revenues. Total Revenues shall not include:

          (i) Sales or use taxes or similar governmental impositions collected by Owner or Operator;

          (ii) Tips, service charges and other gratuities received by Restaurant Employees;

          (iii) Proceeds of insurance except for fidelity bonds and business interruption insurance;

          (iv) Proceeds of the sale or condemnation of the Hotel or Managed Outlet, any interest therein or any other asset, or the proceeds of any loans or financing;

          (v) Capital contributed to Owner or the Managed Outlet;

          (vi) The repayment of any loans or interest thereon made by Owner other than in the ordinary course of Hotel operations;

          (vii) amounts attributed to complimentary meals served or provided to employees of the Managed Outlet or Hotel, but nothing contained in this paragraph shall obligate Operator to provide such complimentary meals, except for meals at a discount as provided in Section 4.1N; or

          (viii) the proceeds from the sale of any equipment, furniture or personal property in the Managed Outlet.

     11.2. A. Operating Expenses. The term "Operating Expenses" shall mean all costs and expenses of maintaining, conducting and supervising the operation of the Managed Outlet and all of its facilities which are properly attributable under the Uniform System to the period in question. Operating Expenses shall include, without limitation:

     (i) The cost of all Operating Equipment and Operating Supplies;

     (ii) Salaries and wages of Restaurant Employees, including costs of payroll taxes and employee benefits. All benefits, including, without limitation, vacation time, sick leave, personal leave, paid medical and other benefits, shall be limited to the actual cost of such fringe benefits to the extent such fringe benefits actually accrue and are then due to such employees that are working at the Managed Outlet. The salaries or wages of off-site employees or executives of Operator shall not be an Operating Expense, provided that if it becomes necessary for an off-site employee or executive of Operator to temporarily perform services at the Managed Outlet of a nature normally performed by Restaurant Employees, his salary (including payroll taxes and employee benefits) for such period only as well as his traveling expenses shall be an Operating Expense;

     (iii) The cost of all other goods and services obtained in connection with the operation of the Managed Outlet including, without limitation, heat and utilities, laundry, landscaping and exterminating services and office supplies;

     (iv) The cost of all repairs to and maintenance of the Managed Outlet;

     (v) Insurance premiums (or the allocable portion thereof in the case of blanket policies) for all insurance maintained under Article XIII (other than insurance covering physical damage to the Hotel) and losses incurred on any self-insured risks including the amount of any "deductible" payments, except as provided in Article XV hereof regarding the costs of restoration paid by any party;

     (vi) All taxes, assessments, permit fees, inspection fees, and water and sewer charges and other charges (other than income or franchise taxes) payable by or assessed against Owner with respect to the operation of the Managed Outlet, excluding Property Taxes (as defined in Section 14.1), but including, without limitation, all personal property taxes;

     (vii) Fees of any independent certified public accountant for services directly related to the operation of the Managed Outlet and its facilities, to the extent such services are required under this Agreement;

     (viii) All actual expenses for advertising the Managed Outlet and all expenses of sales promotion and public relations activities;

     (ix) All out-of-pocket expenses and disbursements reasonably incurred by Operator, pursuant to, in the course of, and directly related to, the management and operation of the Managed Outlet under this Agreement. Without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, facsimile, air express and other incidental expenses, but, except as otherwise provided in this Agreement, shall not include any of the regular expenses of the corporate offices maintained by Operator, other than offices maintained at the Managed Outlet for the management of the Managed Outlet. Operator shall maintain and make available to Owner invoices or other evidence supporting such charges;

     (x) The License Fee payable to Operator;

     (xi) The Management Fee payable to Operator;

     (xii) Any Deferred Operator Fees;

     (xii) The Owner Priority payable to Owner;

     (xiii) Any Deferred Owner Priority payable to Owner;

     (xiv) Any other item specified as an Operating Expense in this Agreement;

     (xv) and payments to the FF&E Reserve Account; and

     (xvi) Any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System unless specifically excluded under the provisions of this Agreement.

     B. Exclusions from Operating Expenses. Operating Expenses shall not include:

     (i) Amortization and depreciation;

     (ii) the making of or the repayment of any loans or any interest thereon;

     (iii) The costs of any alterations, additions or improvements which for Federal income tax purposes must be capitalized and amortized over the life of such alteration addition or improvement.

     (iv) federal, state and local income taxes, franchise taxes, franchise, estate, gift, inheritance, successorship, capital levy, capital stock or transfer taxes, excess profits or other similar tax, and any fines, interest and penalties thereon for failure or late payment;

     (v) Except for violations under Section 11.2B(vi) below which shall be governed by said section, costs or expenses (including legal fees) incurred due to the violation by Operator, its employees, agents and/or contractors, of any terms and conditions of this Agreement;

 (vi) costs or expenses (including fines, penalties and legal fees) in excess of $25,000.00 in the aggregate each calendar year that are incurred due to the violation by Operator or any of its employees, agents and/or contractors of any applicable law, rule, regulation and code of any federal, state, county, municipal or other governmental authority having jurisdiction over the Managed Outlet that would not have incurred but for such violation by Operator, its employees agents and/or contractors; it being intended that Operator shall be responsible for the costs in excess of $25,000.00 in the aggregate of all such costs and expenses each calendar year resulting from its own violation laws, rules, regulations and codes as same shall pertain to the Managed Outlet or the operation of the business therein; however, up to $25,000.00 in the aggregate of all such costs and expenses each calendar year shall be included in the Operating Expenses for the particular year in question; the $25,000.00 threshold may be used by payment of the applicable deductible under an employer liability insurance policy, but subject to the foregoing annual limitation;

     (vii) payments of principal, finance charges or interest on debt or amortization on any line of credit, financing or other indebtedness or lease with Operator or any of its affiliates with any other party;

     (viii) costs to the extent for which Operator is actually paid through or reimbursed by insurance or other means of recovery;

     (ix) contributions to charitable organizations not to exceed $10,000 each fiscal year;

     (x) any other cost or expense which, under generally accepted accounting principles, consistently applied, would not be considered to be a normal maintenance or operating expense of the Premises in the Uniform System, or not otherwise included within the definition of Operating Expenses above.

     11.3. Fiscal Year. "Fiscal year" shall mean each calendar year or partial calendar year within the Term unless Owner and Operator otherwise agree in writing.

     11.4. Net Operating Income. "Net Operating Income" for any period shall mean the amount, if any, by which Total Revenues for such period exceed the sum of the Operating Expenses as defined above.

     11.5 Uniform System. "Uniform System" shall mean the Uniform System for Accounts for Restaurants.

                                   ARTICLE XII
                           FF&E RESERVE AND SURRENDER

         12.1. Payments for FF&E Reserve Account. During each calendar year, Operator shall, for each calendar month included in each such year and from the Total Revenues, pay into the FF&E Reserve Account one-half of one percent (1/2%) of the applicable Total Revenues for such period.

         12.2. Use of FF&E Funds. All funds in the FF&E Reserve Account, together with any interest earned thereon and the proceeds of any sale of FF&E (which proceeds shall be deposited in the FF&E Reserve Account) shall be used solely for purposes of replacing or refurbishing the FF&E in accordance with the applicable Capital Budget. The moneys in such FF&E Reserve Account shall be the property of Owner. Interest or other income earned during any period on the amounts in such FF&E Reserve Account shall remain part of the funds for FF&E in the FF&E Reserve Account. To the extent that Owner shall be required to pay income taxes on such interest, the same shall be payable out of such FF&E Reserve Account as a reimbursement but not as part of the Owner Priority. In addition to the monthly payments into the FF&E Reserve Account during each year, all proceeds from the sale of furniture, fixtures, and equipment no longer needed for the operation of the restaurant at the Managed Outlet shall also be paid into FF&E Reserve Account. Operator may withdraw from the FF&E Reserve Account only the amounts required to make all replacements of, and additions to, the furniture, fixtures, and equipment to the extent included in the applicable approved Budget or otherwise approved in writing by Owner, and the items of furniture, fixtures, and equipment so replaced or added shall be and become, forthwith upon acquisition and installation, and without further act or action, the property of Owner and part of the Managed Outlet. Any amounts remaining in such FF&E Reserve Account at the termination or expiration of the Term shall be paid by Operator to Owner.

         12.3 Personal Property. Except for the License Rights, all of the furniture, fixtures, equipment, supplies, trade fixtures, consumable items, food and beverage inventory, kitchen equipment and other personal property located in or about the Managed Outlet from time to time, including, without limitation, all additions to, and replacements of, such personal property, shall be the sole property of Owner (the "Personal Property"). Operator shall not remove any of the Owner's Personal Property from the Managed Outlet without the prior written approval of Owner, except for the purpose of repair or replacement, and in the event of repair, upon completion of said repair, the same shall be immediately returned to the Managed Outlet. Operator shall, at all times during the Term, keep and maintain the Owner's Personal Property in at least the same condition as when received from Owner, reasonable wear and tear excepted. If any item of such Owner's Personal Property becomes no longer fit for the purpose for which it was originally intended, then Operator shall replace such Personal Property with property of at least equivalent value and function to the extent funds are available in the FF&E Reserve Account, and any such replacement property shall thereafter constitute Owner's Personal Property. In addition, if at any time it becomes necessary to purchase any additional furniture, fixtures, equipment, supplies, trade fixtures, consumable items, food and beverage inventory, kitchen equipment or other personal property to permit the continued first-class operation of the Managed Outlet in accordance with the provisions of this Agreement, then Operator shall purchase such items free of all liens and security interests, and such items shall thereafter constitute Owner's Personal Property. At the expiration or termination of this Agreement, Operator shall cooperate with Owner to cause the Liquor License to be transferred exclusively to Owner or Owner's designee.

                                  ARTICLE XIII
                                    INSURANCE

     13.1. Types of Insurance. Operator shall arrange for and maintain during the Term, the following insurance in connection with the Managed Outlet, the cost of which shall be an Operating Expense:

                  A. Insurance covering the Restaurant, the Installations and the FF&E on an all-risk, broad form basis, against such risks as are customarily covered by such insurance (including, without limitation, boiler and machinery insurance, but excluding damage resulting from earthquake (unless required by Owner), war, and nuclear energy), in aggregate amounts which shall be not less than the full replacement cost of the Restaurant, the Installations and the FF&E

                  B. Commercial general liability insurance (including broad form endorsement) with a combined single limit of not less than $10,000,000 for each occurrence for liability for (i) bodily injury,
         (ii) death, (iii) property damage, (iv) assault and battery, (v) false arrest, detention or imprisonment or malicious prosecution, (vi) libel, slander, defamation or violation of the right of privacy, (vii) wrongful entry or eviction, or (viii) liquor law or dram shop liability;

          C. Worker's compensation insurance or insurance required by similar employee benefit acts, including employers liability and minimum limits of $1,000,000;

          D. Fidelity bonds covering Restaurant Employees at the Managed Outlet (other than executive employees of Operator) or in job classifications normally bonded in other restaurants it manages in the United States or otherwise required by law, but in any event providing coverage in an amount approved by Owner;

          E. Business interruption insurance covering loss of income for a minimum period of six (6) months resulting from interruption of business caused by the occurrence of any of the risks insured against under "all-risk" policy referred to in Section 13.1A; provided, however, that for such insurance to constitute an Operating Expense, such insurance must provide coverage for the amount of the Operator Fees, Owner's Priority and Owner's Additional Payment;

          G. Such other or additional insurance as may be (i) required under the provisions of any applicable mortgage, deed of trust or ground lease or franchise agreement (collectively, "Major Agreements") now or hereafter encumbering the Hotel to the extent such insurance is allocable to a restaurant in the Hotel or (ii) customarily carried by prudent operators of first-class restaurants in the geographic area of the Managed Outlet, but in any event approved by Owner.

         13.2. Named Insureds. All insurance policies other than the property damage insurance under Section 13.1A above shall name Operator as the insured party. The property damage insurance policy under Section 13.1A above shall name Owner as the insured party and all other insurance policies shall name as additional insures Owner and such other parties as may be required by the terms of the Major Agreements as appropriate.

         13.3. Requirements. All insurance policies shall be in such form and with such companies as shall be reasonably satisfactory to Owner and shall comply with the requirements of any Major Agreement. Insurance may be provided under blanket or master policies covering one or more other restaurants operated by Operator or owned by Owner, subject to the approval of Owner. The portion of the premium for any blanket or master policy which is allocated to the Managed Outlet as an Operating Expense or Fixed Charge shall be determined in an equitable manner by Operator and reasonably approved by Owner.

         13.4. Notice and Certificates. All insurance policies shall specify that they cannot be canceled or modified on less than thirty (30) days prior written notice to both Owner and Operator and any additional insures (or such longer period as may be required under a Major Agreement), except ten (10) days for non-payment of premium. Certificates of insurance shall be delivered by Operator to Owner at commencement of the Term and certificates of renewal at least thirty (30) days prior to the expiration of each policy. If Operator fails to obtain any insurance required of it under the terms of this Agreement, Owner may, at its option, but is not obligated to, obtain such insurance and the cost thereof shall be immediately paid out of the Agency Account to Owner as an Operating Expense.

         13.5. Waiver of Subrogation. All insurance policies shall provide that the insurance company will have no right of subrogation against Owner, Operator or any party to a Major Agreement or any of their respective agents, employees, partners, members, officers, directors or beneficial owners. Owner and Operator release each other, and their respective authorized representatives, from any claims for damage to the Managed Outlet and the Hotel and other improvements in which the Managed Outlet are located, and to the furniture, fixtures, and other business personal property, Operator's improvements and alterations of either Owner or Operator, in or on the Managed Outlet and the Hotel, including loss of income, that are caused by or result from risks insured or required under the terms of this Agreement to be insured against under any property insurance policies carried or required to be carried by Operator under this Agreement or carried by Owner for the Hotel. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any such damage covered by such policy.

         13.6. Proceeds. The proceeds of any insurance claim (other than proceeds payable to third parties under the terms of the applicable policy) shall be paid into the Agency Account unless otherwise required by the terms of a Major Agreement; except that the proceeds from any claim for property damage to the Managed Outlet or any furnishings, equipment or property therein shall be held by Owner and be made available for restoration of the Managed Outlet so long as this Agreement is not terminated as provided in Article XV below.

                                   ARTICLE XIV
                                 PROPERTY TAXES

         14.1. Property Taxes. Owner shall pay all real estate taxes and assessments with respect to the Hotel without allocation to the Managed Outlet ("Property Taxes"). However, any Property Taxes attributed to the improvements of the Managed Outlet and any personal property taxes for any furniture, fixtures, equipment and personal property in the Managed Outlet will be considered as an Operating Expense of the Managed Outlet. To the extent that Owner and not Operator is billed for such taxes referred to in the preceding sentient, Operator shall pay to Owner the amount of the tax as an Operating Expense

         14.2. Contests. Owner may contest the validity or amount of any Property Tax (a "Tax Contest"), and Operator agrees to cooperate with Owner in a Tax Contest and execute any documents or pleadings required for such purpose, provided that the facts set forth in such documents or pleadings are accurate and that such cooperation or execution does not impose any liability on Operator. All costs and expenses incurred by Owner and Operator in connection with a Tax Contest to the extent same are attributable to the improvements of the Managed Outlet shall be Operating Expenses.

                                   ARTICLE XV
                       DAMAGE OR DESTRUCTION; CONDEMNATION

         15.1. (A) Damage to the Managed Outlet. If the Managed Outlet is damaged and suffers (i) an "uninsured property loss" (as hereinafter defined) that in Owner's opinion will cost more than $300,000 to restore and Operator does not agree to pay for the costs in excess of $300,000 that are not covered by Operator's or Owner's insurance as hereinafter provided in Section 15.1(C), or (ii) a property loss where such reconstruction or repair to the Managed Outlet cannot be made under then existing laws, ordinances, statutes or regulations of any governmental authority applicable thereto (or cannot be so made with minor and non-material changes to the former condition and form of the property undamaged or undestroyed, which for purposes hereof shall mean changes that will cost in excess of $300,000 to make), Owner or Operator may terminate this Agreement upon written notice to Operator within thirty (30) days following the casualty. If the Managed Outlet is damaged and suffers an uninsured property loss equal to or less than $300,000.00 to restore or a property loss that is fully covered by insurance, and the restoration may proceed under applicable law, then this Agreement shall not be terminated. . In all events, a total destruction of the Managed Outlet by an uninsured casualty shall terminate this Agreement.

                  For purposes of this Agreement, the term "uninsured property loss" shall mean any damage or loss arising from a peril to the extent not covered by the standard form of "Special Causes of Loss" or fire and extended coverage property insurance policy then carried by Owner or Operator or required to be carried by Operator under this Agreement.

                  If this Agreement is not terminated, Owner agrees to pay for the first $300,000.00 of an uninsured property loss and the amount so paid by Owner shall be repaid out of the Total Revenues after payment of Operating Expenses but before any payment of the Operator Incentive Fee. If the amount of the uninsured property loss is more than $300,000.00, then Operator may elect, upon written notice to Owner within thirty (30) days after the date of such casualty causing the damage, to pay for such excess uninsured property losses in which case this Agreement shall not be terminated, but any such payment shall not be entitled to special repayment or priority out of Total Revenues or Net Operating Income. If Operator elects to make such payment, it shall provide collateral or other evidence reasonably satisfactory to Owner of the availability of such funds within thirty (30) days after delivering the notice to Owner of Operator's election to pay such payment.

                  (B) Damage to the Hotel. If the Hotel (whether or not the Managed Outlet is damaged) suffers (a) an uninsured property loss that in Owner opinion will cost more than $500,000.00 to restore, or (b) a property loss which cannot be repaired within 270 days from the date of the casualty under the laws and regulations of any governmental authority, and in either case, Owner determines in its sole discretion that termination of this Agreement is necessary or desirable to facilitate the restoration of the Hotel or to pursue other development or investment plans, then Owner may elect to terminate this Agreement upon written notice to Operator within ninety (90) days after the date of such casualty, but is such event, Owner shall pay to Operator an Early Termination Payment computed in the same manner provided under Section 17.3 hereof unless Owner offers to relocate Operator to space of comparable size and with comparable frontage on Geary Street, between Powell and Mason Streets in San Francisco, California, in which case such Early Termination Payment shall not be due even if Operator does not elect to manage in such relocated space. In all events, a total destruction of the Hotel by an uninsured casualty shall terminate this Agreement without Owner being obligated to pay such Early Termination Payment.

                  (C) Abatement and Restoration. In the event of a casualty to the Managed Outlet or Hotel and this Agreement is not terminated as provided under Sections 15.1(A) or (B) above, then this Agreement shall continue in full force and effect without any abatement in the payment of the fees and payments to the parties under this Agreement to the extent such payments are covered by Operator's business interruption or other insurance carried or required to be carried under this Agreement.

         To the  extent  there  are  sufficient  insurance  proceeds  and  other proceeds made by the parties as required under Section 15.1(A) above, Owner shall forthwith undertake to make such repairs to reconstitute the shell of the Managed Outlet to as near the condition as existed prior to installation of the Initial Remodel and Operator shall undertake to restore and install the Initial Remodel and subsequent alterations. Owner's restoration obligation shall not include the repair, restoration or replacement of any alterations or improvements not covered under Owner's casualty policy (except as provided in Section 15.1(A) above) or any of the personal property, which Operator shall be solely responsible to complete all work and pay for all costs to restore such property. The restoration obligation of each party is limited to the amount of the available insurance proceeds plus the applicable deductible and in the case of damage to the Managed Outlet, the applicable payments required of the parties under Section 15.1(A) above.

         15.2. Taking. If all or any portion of the Managed Outlet becomes the subject of a condemnation proceeding or if Operator learns that any such proceeding may be commenced, Operator shall promptly notify Owner. Either party may terminate this Agreement on thirty (30) days notice to the other party if
(a) all or substantially all of the Managed Outlet is taken through condemnation or (b) less than all or substantially all of the Managed Outlet is taken, but, in the reasonable judgment of the party giving the termination notice, the Managed Outlet cannot, after giving effect to any restoration as might be reasonably accomplished through available funds from the condemnation award, be profitably operated as a first-class restaurant.

         15.3. Condemnation Award. Any condemnation award or similar compensation shall be the property of Owner, provided that Operator shall have the right to bring a separate proceeding against the condemning authority for any loss, damages and expenses specifically incurred by Operator as a result of such condemnation.

                                   ARTICLE XVI
                                EVENTS OF DEFAULT

     16.1. Events of Default. The following shall constitute events of default:

          A. If either party shall be in default in the payment of any amount required to be paid under the terms of this Agreement, and such default continues for a period of ten (10) days after written notice from the other party;

          B. If either party shall be in default in the performance of its other obligations under this Agreement, and such default continues for a period of thirty (30) days after written notice from the other party, provided that if such default cannot by its nature reasonably be cured within such thirty-day period, an event of default shall not occur if and so long as the defaulting party promptly commences and diligently pursues the curing of such default;

          C. If either party shall (i) make an assignment for the benefit of creditors, (ii) institute any proceeding seeking relief under any federal or state bankruptcy or insolvency laws, (iii) institute any proceeding seeking the appointment of a receiver, trustee, custodian or similar official for its business or assets or (iv) consent to the institution against it of any such proceeding by any other person or entity (an "Involuntary Proceeding");

          D. If an Involuntary Proceeding shall be commenced against either party and shall remain undismissed for a period of sixty (60) days; or

          E. The failure of Operator to observe the minimum hours of operation required under this Agreement, where such failure shall continue for a period of one (1) day after written notice thereof from Owner to Operator. For purposes of this subsection (E), Operator shall not be deemed to have cured a default resulting from Operator's failure to observe the minimum hours of operation if Operator shall, within thirty (30) days after any purported cure, again fail to observe such minimum hours of operation. Notwithstanding the foregoing, Operator shall have the ability to temporarily cease operations, in whole or in part, due to any of the following and such closures shall not constitute a default under this
     Section 16.1E: (1) any damage or destruction due to a casualty of the Managed Outlet that prevents the operation of the business; or (2) any event beyond the reasonable control of Operator (except for any financing contingency) that prevents the operation of the business, in whole or in part, provided that Operator provides written notice to Owner of such event and the length of the closure promptly following the occurrence of such event, which shall be subject to the reasonable approval of Owner. To the extent any of the foregoing events occur, Operator shall use reasonable efforts to continue operating on a limited basis.

     16.2. Termination. If any event of default shall occur, the non-defaulting party may terminate this Agreement on five (5) days prior notice to the defaulting party. In the event of any default by Operator, Operator acknowledges and agrees that Owner shall have the right, but not the obligation, to elect to treat the relationship hereunder as a tenancy, in Owner sole and absolute discretion, and seek to regain possession of the Managed Outlet through unlawful detainer proceedings in accordance with applicable law.

     16.3.  Cumulative  Remedies.  The right of termination set forth in Section
16.2 shall not be in substitution for, but shall be in addition to, any and all rights and remedies for breach of contract available in law or at equity.

     16.4. Force Majeure. Neither party shall be deemed to be in default of its obligations under this Agreement if and to the extent that such party is unable to perform such obligation as a result of fire, earthquake or other casualty, act of God, strike or other labor unrest, unavailability of materials, war, riot or other civil commotion or any other cause beyond the control of such party (which shall not include the inability of such party to meet its financial obligations). Any party claiming an inability to perform due to any of the causes referred to in this paragraph shall notify the other party of the event causing such inability to perform promptly after such event occurs.

                                  ARTICLE XVII
                                   TERMINATION

         17.1. Minimum Payments to Owner. For the purpose of this Agreement, Reference Year shall mean each successive twelve (12) month period subsequent to the first anniversary of the Effective Date. Owner shall have the right, but not the obligation, to terminate this Agreement upon sixty (60) days prior written notice to Operator (a "Termination Notice"), such Termination Notice to be delivered within fifteen (15) days after the delivery of the annual report for such Reference Year (as hereinafter defined) prepared pursuant to Section 9.3 above, if Owner did not receive the full Owner Priority with respect to any Reference Year; provided, however, that such Termination Notice shall be of no force or effect if (i) prior to the expiration of such fifteen (15) day period Operator delivers to Owner a written notice stating that Operator will pay to Owner within thirty (30) days an amount (the "Cure Payment") equal to the full Owner Priority for such Reference Year less any amounts received by Owner on account of such Owner Priority with respect to such Reference Year and (ii) within thirty (30) days thereafter Operator actually pays the Cure Payment to Owner. Any Cure Payment made by the Operator to Owner shall not be added to the balance of the Deferred Operator Fees for the purpose of this Agreement or otherwise paid as an Operating Expense or from Total Revenues. Notwithstanding the foregoing, after the end of the second anniversary of the Effective Date, if during any two consecutive Referenced Years, Operator has made a Cure Payment to Owner, then if during the following Referenced Year a Cure Payment is offered to be made by Operator, Owner may elect not to accept such Cure Payment and terminate this Agreement after providing at least 30 days prior written notice to Operator, in which case a termination payment of $250,000.00 will be paid by Owner to Operator within 30 days after Operator vacates and delivers possession of the Managed Outlet and all applicable operating and liquor licenses to Owner.

         17.2 Union Activity. If picket lines or boycotts are established or conducted or carried out against Operator or its employees for more than thirty
(30) consecutive days in an effort to compel Operator to hire union employees at the Managed Outlet or have Restaurant Employees at the Managed Outlet be represented by a union, Operator shall have the right to terminate this Agreement upon written notice to Owner and the effective date of such termination shall be 270 days after Owner's receipt of such written notice. Owner shall have the right to accelerate the effective date of such early termination after providing at least 30 days prior written notice to Operator.

        17.3 Redevelopment. The Managed Outlet is part of a building where Owner owns and operates the Hotel. Owner also owns the building adjacent to the Hotel by the corner of Powell and Geary Streets commonly known as the Gunst Building, and the building adjacent to the Gunst Building, commonly known as the Crane Hotel. The Hotel, Gunst Building and the Crane Hotel shall collectively be referred to as the "Project." If Owner elects in the future to demolish or substantially renovate or rehabilitate the Project, Owner shall have the right to terminate this Agreement at any time upon giving Operator at least twelve
(12) months prior written notice of such termination ("Redevelopment Termination Notice").

                  A. Relocation. If Owner elects to terminate early as provided above, Owner shall have the right, in its sole and absolute discretion, to propose to relocate Operator within the Project to a mutually agreeable location of comparable size to the Managed Outlet. If Owner elects to pursue such a relocation, Owner will notify Operator within ninety (90) days after the date Operator receives the Redevelopment Termination Notice of the proposed location and size of the relocated premises (the "Relocated Premises") and Operator shall notify Owner in writing within (60) days after receipt of such relocation notice whether Operator will accept such Relocated Premises. The failure of Operator to provide such notice shall be deemed an election by Operator not to accept the Relocated Premises.

     (1) Acceptance. If Operator accepts such Relocated Premises as provided above, then this Agreement shall be amended by substituting the new location for the present Managed Outlet. In addition, Operator shall be responsible for constructing the interior improvements and moving and installing its trade fixtures to open for business at the Relocated Premises, but Owner shall be responsible for all reasonable and actual costs to complete such work (which shall include all equipment, fixtures and sign(s) that cannot be relocated or do not fit) in the new space, to move its trade fixtures to the new space to open for business at the Relocated Premises. During the time that Operator must be closed at the original Managed Outlet until it opens at the Relocated Premises, all payments to each party under this Agreement to the parties shall abate. Owner will advise Operator when it must close and vacate the Managed Outlet and when the Relocated Premises will be available to Operator for purposes of preparing the Relocated Premises for opening to the general public.

     (2) Rejection. If Owner does not propose to relocate Operator or Operator does not accept the Relocated Premises as provided above, then this Agreement shall terminate effective as of the effective date in the Redevelopment Termination Notice and Owner shall pay to Operator the payment as and when required in section 17.3B below.

                  B. Early Termination Payment. If Operator is not relocated within the Project and this Agreement is terminated, then Owner will pay Operator the Early Termination Payment (as hereinafter defined) within thirty
(30) days after the effective date of such early termination and provided Operator has vacated and surrendered the Managed Outlet and is not otherwise in default (after notice and the expiration of the applicable cure period) under this Agreement. The "Early Termination Payment" shall equal the amount of the
(i) Operator Fees and Operator Incentive Payment that would be received by Operator as projected over the period following the effective date of the early termination until the end of the Initial Term (or Option Term if the minimum payments of at least $600,000 have been paid to Owner during each twelve month period in the 24 month period prior to the date of the Redevelopment Termination Notice) of this Agreement without such early termination, which payments shall be calculated based on the average annual Net Operating Income received for the 24 month period immediately prior to the date of the Redevelopment Termination Notice and; (ii) discounted to establish the net present value of future cash flow over the remaining term of this Agreement at an annual discount rate of 18% per annum, which the parties acknowledge and agree is deemed the discount rate to reflect the uncertain nature of future Net Operating Income from the Managed Outlet.

         17.4 Delays. Owner shall have the right, in its sole and absolute discretion, to terminate this Agreement upon written notice to Operator without any liability or obligation to Operator or Owner if any of the following occur, and Operator shall have the right, in its sole and absolute discretion, to terminate this Agreement upon written notice to Owner without any liability or obligation to Owner or Operator only if in cases under subparagraphs (c) and (d) below :

                  (a) Delivery of Plans. Operator fails to deliver to Owner for its initial review the Remodel Plans within sixty (60) days after the date this Agreement has been executed by Owner, as evidenced by the date below Owner's signature to this Agreement;

                  (b) Plan Check. Operator fails to submit the Remodel Plans to the City of San Francisco for plan check within ninety (90) days after the date this Agreement has been executed by Owner, as evidenced by the date below Owner's signature to this Agreement;

                  (c) Permits. Operator fails to obtain all applicable building permits and other approvals to construct the Initial Remodel from the City of San Francisco within one hundred eighty (180) days after the date this Agreement has been executed by Owner, as evidenced by the date below Owner's signature to this Agreement; or

                  (d) Liquor License. Operator fails to obtain conditional approval from the State for Operator's liquor license at the Managed Outlet within ninety (90) days after the date this Agreement has been executed by Owner, as evidenced by the date below Owner's signature to this Agreement.

         17.5 Duties on Termination. Upon termination of this Agreement, Operator shall promptly deliver to Owner all books, records, files, contracts, and other documents relating to the performance of Operator services under this Agreement and all funds in Operator's possession belonging to Owner. At no cost to Owner, Operator shall also assign, transfer, or deliver to Owner all operating licenses and liquor licenses to the extent requested by Owner. Operator shall, for a period of ninety (90) days after such termination, make itself available to consult with and advise Owner regarding the operation and maintenance of the Managed Outlet and the transfer of accounts and accounting systems at no additional cost or expense to Owner.

                                  ARTICLE XVIII
                                   ASSIGNMENT

         18.1. Consent Required. Neither entity comprising Operator may suffer, cause or enter into a Transfer (hereinafter defined), whether voluntarily or by operation of law, without the prior written consent of Owner, which may be denied or exercised in Owner's sole and absolute discretion, except for a Permitted Transfer (as defined in Section 18.1(b)(1) below and Transfer to a Qualified Operator (as defined in Section 18.1(b)(2) below. Any consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall (i) be voidable, and (ii) terminate this Agreement, in either case, at the option of Owner.

                  (a) "Transfer" Defined. The term "Transfer" as used herein shall include any assignment of all or any part this Agreement (including an assignment by operation of law), an assignment or subletting of all or any part the Managed Outlet or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Managed Outlet including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, franchise, concession or management agreement, or the occupancy or use by any other person (the agents and servants of Operator excepted) of any portion of the Managed Outlet. The transfer, assignment or hypothecation of any stock or interest in either entity comprising Operator, whether in a single transaction or in a series of transactions, of fifty-one percent (51%) or more to a single purchaser individually including its affiliates, shall be deemed a Transfer of this Agreement, except that if Operator is a publicly owned entity whose stock or interests are regularly traded in a nationally recognized exchange or regularly traded over-the-counter market and quoted on NASDAQ, the normal and customary sales and transfer of stock or interests in such publicly traded entity will not be deemed a Transfer so long as such sales and transfers are effected through such national exchange or over the counter market and do not involve a change in control or management of Operator. The transfer, assignment or hypothecation of any stock or interest in either entity comprising Operator, whether in a single transaction or a series of transactions, of less than fifty-one percent (51%) to a single purchaser individually including its affiliates, shall not be deemed a Transfer of this Agreement.

     (b)  Permitted Transfer and Qualified Operator Transfer.

     (1) Permitted Transfer. Operator shall have the right to enter into the following types of Transfers without Owner's prior written consent but after providing at least thirty (30) days prior written notice to Owner of the transaction (the "Transfer Notice"), together with reasonable supporting information confirming that such a Transfer falls within one of the following categories (herein referred to as a "Permitted Transfer":

          (i) Affiliated Transfer: Operator may assign this Agreement to an "affiliate" of Operator. An "affiliate" of Operator shall mean any trust, corporation, entity or partnership (i) which owns the majority of the ownership interests of either entity comprising Operator, (ii) the majority of whose ownership interests is owned by either entity comprising Operator, or (iii) the majority of whose ownership interests is owned by the parent corporation of either entity comprising Operator.

          (ii) Reincorporation. Operator may reincorporate in another jurisdiction or reconstitute and convert to a different form, such as converting from a corporation to a limited liability company so long as the effective ownership interests remain unchanged and there is no change in the management or control of Operator.

          (iii) Family Transfers. A shareholder of Operator may transfer his or her shares of stock in Operator to a living trust created by such shareholder for estate planning purposes for such shareholder's immediate family, provided that such shareholder is the trustee of such trust while such shareholder is alive and legally competent.

     (2) Qualified Operator Transfer. Operator may assign this Agreement to a "Qualified Operator" (hereinafter defined) in connection with (a) the merger or consolidation of Operator where the surviving entity will be a Qualified Operator, or (b) the sale in one transaction of substantially all of Operator's assets as a going concern to a Qualified Operator. A "Qualified Operator" shall mean a party that meets the following qualifications:

          (i) a party with a Net Worth (for the purpose of this Agreement, Net Worth shall mean the difference between Total Liabilities and Total Assets as reflected in its most recent audited financial statements prepared in accordance with generally accepted accounting principles) of not less than Operator's Net Worth as of the date Owner receives the Transfer Notice (the "Transfer Notice Date"); and

          (ii) a party (and/or its principle owners and operators) which has demonstrated experience in the ownership and operation of qualified full service sit down restaurants with a bar, which at a minimum must include prior to the Transfer Notice Date, the ownership and operation of at least ten (10) full service sit down restaurants of the same or greater quality of Operator's at the Managed Outlet.

     If the proposed party meets the Net Worth requirements in Section 2(i) but does not meet the requirements in Section 2(ii) and Owner does not approve the proposed party, Operator may elect to terminate this Agreement and Owner shall pay Operator an amount equal to the Early Termination Payment in Section 17.3(B) concurrently with the effectiveness of such termination.

     Operator shall provide the written evidence to demonstrate that a transferee meets the foregoing requirements of a Qualified Operator at least thirty (30) days prior to the effective date of the proposed Transfer in order to afford Owner a reasonable opportunity to review such information. Owner shall act reasonably in its review of such information. Owner's evaluation of such in determining whether or not it is a Qualified Operator shall be limited to confirming that such transferee has meet the standards for being classified a Qualified Operator as expressly provided in (i) and (ii) above.

     Notwithstanding anything to the contrary in this Agreement, the provisions of Section 18.1(b)(2) regarding the rights to Transfer to a Qualified Operator
(i) shall only be applicable after the Initial Remodel has been completed and Operator has opened the Managed Outlet for business to the general public and has been operating the Managed Outlet for not less than two (2) years from the date it opened provided that the foregoing shall not apply if Bob Spivak is retained during such two (2) year period pursuant to an employment or consulting agreement with the Qualified Operator (an employment agreement or consulting agreement between the Qualified Operator and Bob Spivak shall not be required if Bob Spivak is unable to enter into an employment or consulting agreement with the Qualified Operator due to bone fide health reasons), and (ii) shall only be applicable to the original party signing this Agreement as Operator and one other assignee (that is a Qualified Operator) of Operator, but not to any other or subsequent transferee under a Transfer regardless whether such transferee would be considered a Qualified Operator.

                  (c) Procedure for Obtaining Consent. Owner need not commence its review of any proposed Transfer, or respond to any request by Operator with respect to such Transfer, unless and until it has received from Operator adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee's financial capacity, the transferee's experience in operating a full service sit down restaurant (including the number, type and location of all restaurants it owns and operates) and such other financial information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

          (1) The past two full calendar or fiscal years' and the current calendar or fiscal year's year to date audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public
     Accountant, or if such audited statements are unavailable, the such unaudited statements certified by the chief financial officer of such proposed transferee and the last two year federal income tax returns of such transferee); and

          (2) Banking references of the proposed transferee.

     (d) Effect of Transfer. The following conditions shall apply to a Transfer:

          (1) Each and every covenant, condition or obligation imposed upon Operator by this Agreement and each and every right, remedy or benefit afforded Owner by this Agreement shall not be impaired or diminished as a result of such Transfer.

          (2) No Transfer, whether or not consent of Owner is required hereunder, shall relieve Operator of its primary obligation to pay all sums and to perform all other obligations to be performed by Operator hereunder.

     (e) Costs. Operator shall reimburse Owner for Owner's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any proposed Transfer, whether or not consent is granted, up to a maximum of $1,000.00 unless Operator or its transferee requests material changes to this Lease or the form of Owner's consent.

     (f) Qualified Operator Standards Requirement. If a Transfer is made to a Qualified Operator, the following provisions shall apply during the Initial Term of this Agreement:

     (1) Owner shall have the right to request in writing that the Qualified Operator obtains a monthly "mystery shopper" report ("Audit") from an independent service ("Audit Service"). The Audit Service shall be a bonded (if possible), reputable company used by restaurants of similar quality to the Daily Grill Restaurant in the San Francisco area. The Audit criteria and scoring shall be also be consistent with that of restaurants of similar quality to the Daily Grill Restaurant in the San Francisco area. The Audit Service and the Audit criteria used to evaluate the Restaurant shall be mutually agreed to by the Owner and Operator. For purposes of example only, a copy of an existing Daily Grill Audit is included in Exhibit D. If the Restaurant receives a Audit score of less than sixty percent (60%) of the total possible score, this will be deemed a "Quality Violation Point" for the purpose of this Agreement.

     (2) If the City of San Francisco or other quasi-governmental agency establishes a mandatory restaurant grading system whereby the grade is displayed to the general public, and the Restaurant receives a grade lower than the highest grade possible that is required to be displayed to the general public for a period of time greater than five (5) days, this also will be deemed a "Quality Violation Point" for the purpose of this Agreement. Also, if the City of San Francisco or other quasi governmental agency establishes a different point or grading system to measure the health and safety and/or quality of performance of restaurants in the San Francisco area and the Restaurant receives a score of less then sixty percent (60%) of the total possible score (with 60% being a score out of a maximum of 100% or equivalent if some other scoring system is adopted) or a failing score according to such adopted system, then this also will be deemed a "Quality Violation Point" for purposes of this Agreement.

     (3) Notwithstanding anything to the contrary in this Agreement, if the Restaurant receives more than three (3) Quality Violation Points during any twelve (12) month period ("Quality Default"), Owner shall have the right in its sole and absolute discretion, within sixty (60) days of Owner's receipt of actual knowledge of the Quality Default, elect to cancel Operator's right under
Section 2.2 to extend this Agreement beyond the Initial Term.

     18.2. Owner. Owner shall not assign this Agreement without the prior consent of Operator, provided that Owner may assign this Agreement without Operator's consent to any person or entity (i) acquiring Owner's fee interest in the Hotel, or (ii) to whom Owner leases the Hotel, including without limitation the Managed Outlet, provided that in either case such assignee agrees in writing to be bound by this Agreement and to assume all of Owner's obligations under this Agreement (other than any obligation Owner may specifically agree to retain in connection with such assignment) from and after the effective date of such assignment. After any such assignment by Owner, Owner shall be relieved of any obligation or liability under this Agreement arising after the effective date of the assignment.

                                   ARTICLE XIX
                                     NOTICES

         19.1. Method. Any notice, statement or demand required to be given under this Agreement shall be in writing, sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission, receipt electronically or verbally confirmed, or by nationally-recognized overnight courier, receipt confirmed, addressed if to:

                  Owner:       Handlery Hotel Union Square
                               351 Geary Street
                               San Francisco, CA  94102
                               Attention:  Mr. Jon Handlery
                               Phone: (415) 781-7800
                               Fax: (415) 362-1157

                               With a copy to:

                               Handlery Hotels, Inc.
                               180 Geary Street
                               San Francisco, CA 94108
                               Attention: Mr. Arthur John Pekrul
                               Phone: (415)-781-4550
                               Fax: (415)-291-9155

                  Operator:    Hotel Restaurant Properties II Management, Inc.
                               11828 La Grange Ave.
                               Los Angeles, CA  90025
                               Attn:  Keith M. Wolff, President
                               Phone: (310) 966-2367
                               Fax: (310) 477-2522

                  Affiliate:   Grill Concepts Management, Inc.
                               11626 San Vicente Blvd.
                               Suite 404
                               Los Angeles, CA  90049
                               Attn: Bob Spivak, CEO
                               Phone: (310) 820-5559 ext. 240
                               Fax: (310) 820-6530

or to such other addresses as Operator and Owner shall designate in the manner provided in this Section 19.1. Any notice or other communication shall be deemed given (a) on the date three (3) business days after it shall have been mailed, if sent by certified mail, (b) on the business day it shall have been sent by facsimile transmission (unless sent on a non-business day or after business hours in which event it shall be deemed given on the following business day), or
(c) on the date received if it shall have been given to a nationally-recognized overnight courier service.

                                   ARTICLE XX
                         ESTOPPELS AND LENDER PROVISIONS

         20.1. Estoppel Certificate. Owner and Operator agree that from time to time upon the request of the other party, it shall execute and deliver within ten (10) days after the request a certificate confirming that this Agreement is in full force and effect, stating whether this Agreement has been modified and supplying such other information as the requesting party may reasonably require.

         20.2 Subordination. This Agreement shall be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Managed Outlet is a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Operator's right to operate the Managed Outlet shall not be disturbed if Operator is not in default and so long as Operator shall observe and perform all the provisions of this Agreement, unless this Agreement is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Agreement prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Operator, this Agreement shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Agreement is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

         20.3 Documents. Operator agrees to execute any documents required to effectuate such subordination or to make this Agreement prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, within fifteen (15) days after written demand; provided that any subordination agreement shall also contain a non-disturbance agreement by the lender in a form required by such lender and which is reasonably acceptable to Operator (but Operator acknowledges and agrees that it must work with such lender's form). If Operator does not execute and deliver any such document within said time period, Owner or its lender or successor may provide a second written request to execute any such document. If Operator fails to execute and deliver any such document within five
(5) days after receipt of such second request, then the information in such document conclusively shall be deemed true, correct and accurate and binding against Operator.

         20.4 Attornment. If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Owner's interest in the Managed Outlet, Operator shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, automatically become the Operator of said successor-in-interest without change in the terms or other provisions of this Agreement, provided, however, that said successor-in-interest shall not be (i) bound by any payment for more than thirty (30) days in advance, (ii) liable for any act or omission of any previous Owner (including Owner), or (iii) subject to any offset, defense, recoupment or counterclaim that Operator may have given to any previous Owner (including Owner). Within ten (10) days after receipt of request by said successor-in-interest, Operator shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by any such successor-in-interest and which is reasonably acceptable to Operator (but Operator acknowledges and agrees that it must work with such holder's form.

         20.5 Notice and Cure Rights. Operator agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Owner, provided that prior to such notice Operator has been notified, in writing, of the address of such mortgagees and/or trust deed holders. Operator further agrees that if Owner shall have failed to cure such default within the time provided for in this Agreement, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Agreement shall not be terminated while such remedies are being so diligently pursued.

                                   ARTICLE XXI
                                 INDEMNIFICATION

         21.1. Operator. Operator shall indemnify and hold Owner (and Owner's agents, principals, shareholders, partners, trustees, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (a) the fraud, willful misconduct or negligence of Operator or any of its employees, officers, directors, agents or contractors, (b) the default, after notice and the expiration of the applicable cure period, by Operator of any provision of this Agreement, (c) any action taken by Operator which is beyond the scope of Operator's authority under this Agreement, or (d) the performance of Operator's services under this Agreement. Owner shall promptly provide Operator with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Operator shall have the option of defending any claim or suit brought against the Owner with counsel selected by Operator and reasonably approved by Owner. Owner shall cooperate with the Operator or its counsel in the preparation and conduct of any defense to any such claim or suit.

         21.2. Owner. Except as expressly provided in Section 21.1, Owner shall indemnify and hold Operator (and Operator's agents, principals, shareholders, partners, members, officers, trustees, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against such party and that arise from or in connection with (a) the negligence or willful misconduct of Owner, or (b) the default, after notice and the expiration of the applicable cure period, by Owner of any provision of this Agreement. Operator shall promptly provide Owner with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Owner shall have the option of defending any claim or suit brought against Operator with counsel selected by Owner and reasonably satisfactory to Operator. Operator shall cooperate with the Owner or its counsel in the preparation and conduct of any defense to any such claim or suit.

         21.3. Operator Employment Claim. Supplementing the provisions of Sections 21.1 and 21.2, if any claim shall be made against Owner and/or Operator which is based upon a violation or alleged violation of the Employment Laws (an "Employment Claim") at or relating to the Managed Outlet or the business conducted at or for the Managed Outlet, the Employment Claim shall be the sole obligation of Operator and be within the scope of Operator's indemnification obligation unless the claim is based solely upon (a) the willful misconduct or gross negligence of Owner.

         21.4. Survival. The provisions of this Article shall survive the termination of this Agreement with respect to acts, omissions and occurrences arising during the Term.

                                  ARTICLE XXII
                                  MISCELLANEOUS

     22.1. Further Assurances. Owner and Operator shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding, and enforceable as between them and as against third parties.

     22.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written. Owner acknowledges that in entering into this Agreement Owner has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may have been prepared by Operator.

     22.3. Headings. The headings of the titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

     22.4. Non-Waiver. A waiver of any of the terms and conditions of this Agreement may be made only in writing and shall not be deemed a waiver of such terms and conditions on any future occasion.

     22.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Owner and Operator and their respective successors and permitted assigns.

     22.6. Governing Law. This Agreement shall be construed, both as to its validity and as to the performance of the parties, in accordance with the laws of the State of California. All disputes among the parties hereto shall be resolved by binding arbitration pursuant to the then existing rules of the American Arbitration Association applicable to such dispute and conducted at San Francisco, California. The prevailing party in any such arbitration shall be entitled to reimbursement from the losing party of its reasonable attorneys' fees and expenses incurred in connection therewith.

 22.7 Time of the Essence. Time is of the essence of this Agreement with respect to each and every article, section and subsection hereof.

     22.8 Authority. Each party represents and warrants to the other that the person signing this Agreement on its behalf is duly authorized to execute and deliver this Agreement on behalf of such party in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Agreement is binding upon said organization in accordance with its terms.

     22.9 Brokers. Owner and Operator each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Agreement. Owner and Operator shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Agreement.

     22.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

          [the balance of this page has been intentionally left blank;
                             signature page follows]

         IN WITNESS WHEREOF, Operator and Owner have duly executed this Agreement the day and year first above written.

                           HANDLERY HOTELS, INC.

                          By:__________________________

                          Name:_______________________

                          Title:________________________

                          Dated: _______________, 2001

                           HOTEL RESTAURANT PROPERTIES
                                II MANAGEMENT, INC.

                          By:__________________________

                          Name:_______________________

                          Title:________________________

                          Dated: _______________, 2001


                          GRILL CONCEPTS MANAGEMENT, INC.

                          By:__________________________

                          Name:_______________________

                          Title:________________________

                          Dated: _______________, 2001